                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



                                                              JURISDICTION OF
                         SUBSIDIARY                            INCORPORATION
                         ----------                           ---------------
Sonoma Resource de Argentina S.A.                                Argentina